NA PURCHASE ORDER
NO: 39099733 REV 2

Johnson Controls

Order Date: 05.FEB.2013

Invoice Mailing Address :
AE NA SSC - AP
PO BOX 981700
EL PASO, TX 79998-1700 USA
US +1 877-334-8706

Supplier No : 321140
Tel : 905-625-5111 Fax : 905-625-9939

Contact : DRASKO KARANOVIC

Supplier Name: D&R TECHNOLOGY, INC.
7669 Kimbel Street
MISSISSAUGA Ontario L5S 1A7
Canada

Bill To:
Johnson Controls Automotriz Mexico, S. de R.L. de C.V.
David Alfaro Siqueiros 104, Valle Oriente
San Pedro Garza Garcia, Nuevo Leon CP 66269, Mexico
RFC: JCA-940209-7Y6

Delivery address :
Johnson Controls - Ramos Arizpe
JCA , S.A. de C.V.
Parque Industrial Santa Maria
Ramos Arizpe Coahuila
25903 Mexico

Payment Terms : Within 90 days Due net (Net 90)
Incoterms : Free Carrier
MISSISSAUGA ONTARIO

Purchasing Group: M32 - NA-North East MX
Carla Franco
Tel : Extn:
Fax:
E-mail: carla.franco@jci.com
Requestor : Antonio Leos

Terms and conditions.
This purchase order is governed exclusively by Johnson Controls' Terms and Conditions of Purchase and any country supplement specified (both available at http://www.johnsoncontrols.com/ae-terms and incorporated here by reference), except as modified therein. All other terms are rejected. Shipments must comply with supplier routing instructions found at http://www.johnsoncontrols.com/publish/us/en/suppliers/automotive_experience.html or a debit may be incurred for excessive shipping costs. Seller must comply with the Johnson Controls Supplier Standards Manual. The purchase order number must appear on all invoices, packing slips and bills of lading.A packing slip must accompany all shipments, showing the order and part number, quantity and supplier number. All Pre-production parts must be marked / labeled with the Johnson Controls - AE part number and revision level as indicated on the CAD model and / or drawing. Pre-production parts that are shipped without proper identification as stated above will be returned to the shipper at their expense.

Header Text
* PO Qty & Net Price have been switched to allow progress or factored payments through JCI/JCIM A/P. Preferred JCI/JCIM Supplier pay
ment terms apply to this order:
* 30% - Invoice dated upon JCI review and approval of engineering drawings through the design phase.
* 50% - Invoice dated upon successful JCI run-off and acceptance at seller#s facilityor JCI approval to ship (if applicable).
* 20% - Invoice dated upon JCI run-off and acceptance on JCI#sfloor including delivery of all #as built# equipmentmanuals/drawing,
Extended Text: Please see end of document for header text

Line	Plant	Invoice Not Required	Due Date	Part Number	Quantity	UOM	Per Unit Price	Total
				Descriptions				
00001	0135		31.12.2012	G901043	1	EA	1043239.00000	1,043,239.00
				Other Capital equipment and Machinery				

-New Tube Bending Machine (System D)due to Vol. Increase for P42JK

-User Jose M Juarez

Extended Header Text:

applicable documentation/forms.
* This order is expected to meet or exceed the expectations outlined in the latest JCI/JCIM equipment/tooling specification/guidelin
es and/or JCI/JCIM details provided. Reference supplier quote for maximum pricing only. Unless otherwise approved in writing by th
e proper JCI/JCIM representative, the supplier is expected to meet or exceed the latest version of JCI/JCIM SESS/SEGS/tool guideline
s including all local expectation at point of equipment/tool use. If you do not have the latest version of JCI/JCIM SESS/SEGS/tool

NA PURCHASE ORDER
NO: 39099733 REV 2

Johnson Controls

guidelines, contact the CET buyer.

Dale Miller

Authorized Purchasing Signature for Buyer

Line Total	USD	1,043,239.00
Total Tax	USD	0.00
Currency Total	USD	1,043,239.00

Buyer Name:
Johnson Controls Automotriz Mexico, S de R.L. de C.V.
David Alfaro Siqueiros #104,
Col. Valle Oriente, San Pedro Garza Garcia,
Nuevo Leon, 66269 Mexico